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                                                             Exhibit F
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                25 Research Drive, Westborough, Massachusetts 01582
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                                      October 20, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

      Re:  File No. 70-8671

Dear Commissioners:

      Narragansett Energy Resources Company (NERC) and New England Electric System (NEES) filed an Application/Declaration on Form U-1 on August 10, 1995, as amended, relating to the issue and sale of up to $33 million of notes by NERC and the pledge of collateral by NERC and NEES.

      NERC, incorporated under the laws of the State of Rhode Island, is a direct, wholly-owned subsidiary of NEES. NEES is a voluntary association duly created in The Commonwealth of Massachusetts under an Agreement and Declaration of Trust dated as of January 2, 1926, as amended.

      Based upon the foregoing and subject to necessary action by the Board of Directors of NERC and NEES as well as appropriate action by the Commission under the Public Utility Holding Company Act of 1935, it is my opinion that, in the event the proposed transactions are carried out in accordance with the statement on Form U-1 as it is now being amended:

      (a) All state laws applicable to the proposed transactions will have been complied with;

      (b) NERC is validly organized and duly existing, and the notes representing the borrowings when duly executed and delivered and when the consideration therefore has been received, will be valid and binding obligations of NERC in accordance with their terms subject to laws of general application affecting the rights and remedies of creditors; and

      (c) The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by NERC or any associate company thereof.

      I hereby consent to the use of this opinion in connection with the statement on Form U-1, as amended, filed with the Securities and Exchange Commission with reference to said transactions.

                                      Very truly yours,

                                      s/Kirk L. Ramsauer

                                      Kirk L. Ramsauer
                                      Assistant General Counsel